UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2004

IMC Global Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9759	36-3492467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 South Saunders Road, Lake Forest, Illinois		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (847) 739-1200

Not Applicable

(Former Name or Former Address,
if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

On January 26, 2004, IMC Global Inc. (“IMC”), Global Nutrition Solutions, Inc. (“Newco”), GNS Acquisition Corp., a wholly owned subsidiary of  Newco (“GNS Acquisition Corp.”), Cargill, Incorporated (“Cargill”) and Cargill Fertilizer, Inc., a wholly owned subsidiary of Cargill, entered into an Agreement and Plan of Merger and Contribution (the “Merger and Contribution Agreement”) providing for, among other things, (i) the merger (the “Merger”) of GNS Acquisition Corp. with and into IMC, with IMC as the surviving corporation, and (ii) the contribution (the “Contribution” and, together with the Merger, the “Transactions”) to Newco by Cargill and certain of its subsidiaries (collectively, the “Cargill Contributing Corporations”) of equity interests in certain entities owning all or substantially all of the assets, liabilities and obligations of the Cherokee Fertilizer Businesses (as defined in the Merger and Contribution Agreement).  Pursuant to the Merger, each outstanding share of common stock, par value $1.00 per share, of IMC (“IMC Common Stock”) will be converted into and become the right to receive one share of common stock, par value $.01 per share, of Newco (“Newco Common Stock”).  In addition, pursuant to the terms of the Merger and Contribution Agreement, in the Merger each outstanding share of IMC’s 7.50% Mandatory Convertible Preferred Stock, par value $1.00 per share, will be converted into and become the right to receive one share of 7.50% Mandatory Convertible Preferred Stock, par value $.01 per share of Newco.  As consideration for the Contribution, the Cargill Contributing Corporations will receive shares of Newco Common Stock representing approximately 66.5% of the outstanding shares of Newco Common Stock (after giving effect to the Transactions), in addition to 5,458,955 shares of Class B common stock, par value $.01 per share, of Newco.  Following consummation of the Transactions, the holders of IMC Common Stock will own approximately 33.5% of the outstanding shares of Newco Common Stock.  As a condition to closing of the Transactions, IMC is required, prior to the effective time of the Merger, to consummate an exchange of shares of IMC Common Stock for all of the outstanding limited partnership interests (“PLP Units”) of Phosphate Resource Partners Limited Partnership, a subsidiary of IMC, held by parties unaffiliated with IMC (the “PLP Unit Exchange”).  Consummation of the Transactions is also subject to various other conditions, including approval by the stockholders of IMC and the receipt of all requisite regulatory approvals.

  The foregoing description of the Merger and Contribution Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated by reference herein.

In connection with the Merger and Contribution Agreement, Cargill entered into an Investor Rights Agreement and a Registration Rights Agreement with Newco, copies of which are filed hereto as Exhibits 2.2 and 2.3, respectively, and which are incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

Exhibit No.:	Description:

2.1

Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, among IMC Global Inc., Global Nutrition Solutions, Inc., GNS Acquisition Corp., Cargill, Incorporated and Cargill Fertilizer, Inc.

2.2	Investor Rights Agreement, dated as of January 26, 2004, between Cargill, Incorporated and Global Nutrition Solutions, Inc.

2.3	Registration Rights Agreement, dated as of January 26, 2004, between Cargill, Incorporated and Global Nutrition Solutions, Inc.

99.1	Press Release issued by IMC Global Inc. and Cargill, Incorporated, dated January 27, 2004.

Item 9.  Regulation FD Disclosure.

A copy of the joint press release of IMC and Cargill, dated January 27, 2004, announcing the signing of the Merger and Contribution Agreement is filed as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMC GLOBAL INC.

Date: January 27, 2004
	By:	/s/ Robert M. Qualls
Name: Robert M. Qualls
Title: Vice President and Controller

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No:	Description:

2.1

Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, among IMC Global Inc., Global Nutrition Solutions, Inc., GNS Acquisition Corp., Cargill, Incorporated and Cargill Fertilizer, Inc.

2.2	Investor Rights Agreement, dated as of January 26, 2004, between Cargill, Incorporated and Global Nutrition Solutions, Inc.

2.3	Registration Rights Agreement, dated as of January 26, 2004, between Cargill, Incorporated and Global Nutrition Solutions, Inc.

99.1	Press Release issued by IMC Global Inc. and Cargill, Incorporated, dated January 27, 2004.